SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                     COMMERCIAL PROPERTY CORPORATION
                     -------------------------------
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Bradley C. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                   COMMERCIAL PROPERTY CORPORATION
                       9005 Cobble Canyon Lane
                           Sandy, Utah 84093

                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Commercial Property Corporation, a Delaware corporation [the "Company," "Commercial Property," "we", "our," "us" or words or similar import]) regarding resolutions of our Board of Directors to adopt our Amended and Restated Articles of Incorporation (the "2004 Articles") and to elect directors for the coming year. David C. Merrell, our President and a member of our Board of Directors who beneficially owns in excess of a majority of our outstanding voting securities (the "Majority Stockholder") has indicated that he will vote in favor of the 2004 Articles and for the nominees named herein for election to our Board of Directors.

          No other votes are required or necessary to adopt the 2004 Articles or to elect directors for the coming year and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," herein.

          Our annual meeting of stockholders at which these matters will be presented will be held on November 23, 2004, as outlined in the Notice of Annual Meeting of Stockholders (the "Annual Meeting") that accompanies this Information Statement. These are the only matters covered by this Information Statement.

          A copy of our 10-KSB Annual Report for the fiscal year ended October 31, 2003, accompanies this Information Statement and is incorporated herein by reference.

               APPROXIMATE DATE OF MAILING: November 3, 2004.

                        PROPOSAL 1 - ADOPTION OF
                              2004 ARTICLES

          Pursuant to the provisions of Section 242 of the Delaware Corporation Laws Annotated, our Board of Directors has adopted the following Amended and Restated Articles of Incorporation:

          FIRST.      The name of the Corporation is "Commercial Property
Corporation."

          SECOND.     The address of the Corporation's registered office in
the State of Delaware is 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808, and its registered agent at this address is Corporation Service Company.

          THIRD.      The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the Delaware Corporation Laws Annotated.

          FOURTH.     The aggregate number of shares that the Corporation
shall be authorized to issue is 60,000,000 shares, divided into two classes:
50,000,000 shares of non-assessable common stock having a par value of one mill ($0.001) per share; and 10,000,000 shares of preferred stock having a par value of one mill ($0.001) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine.

          FIFTH.      The Board of Directors of the Corporation is expressly
authorized to make, alter or repeal by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

          SIXTH.      Elections of directors need not be by written ballot
except and to the extent provided in the by-laws of the Corporation.

          SEVENTH.    No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law Annotated, or (iv) for any transaction from which the director derived an improper personal benefit.

          EIGHTH.     The Board of Directors, without shareholder approval,
may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

          NINTH.      The Board of Directors shall have the right to change
the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

          TENTH.      The Corporation expressly opts-out of, or elects not to
be governed by, the "Business combinations with interested stockholders" provisions contained in Delaware Corporation Laws Annotated Subchapter VI, 203, inclusive.

     REASONS FOR THE RECOMMENDATION OF ADOPTING THE AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION

          With the exception of the following, our Articles of Incorporation remain substantially unchanged:

Exercise of Corporate Powers.
-----------------------------

          Our Board of Directors added this Article Third to clarify its power to act in accordance with any lawful purpose allowed under Delaware Law.

Increase in Authorized Shares and the Addition of a Class of Preferred Stock.
-----------------------------------------------------------------------------

          Our Board of Directors believes that this Article Fourth will provide us with greater flexibility by increasing our authorized capital to allow us to issue 60,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. We currently only have 3,000,000 shares of common stock authorized, which is believed by our Board of Directors to be insufficient for a publicly-held company. There are no current arrangements with our Company that would result in the issuance of the additional authorized shares; however we are looking for acquisitions that would be beneficial to us, and the planned change in our capitalization may be important to any discussions in that respect.

Indemnification of Directors and Executive Officers.
----------------------------------------------------

          This Article Seventh merely codifies the right under Delaware Law of our Board of Directors to indemnify directors, executive officers and others from certain liabilities for actions taken on our behalf in accordance with Delaware Law. A similar provision was contained in Article Eleventh of our former Articles of Incorporation.

Board of Director Authority to Effect Re-Capitalizations in the Form of Forward and Reverse Splits of our Outstanding Securities.
---------------------------------------------------------

          Our Board of Directors believes that with the present volatility in the trading prices of many low priced securities like ours in today's securities markets, that the power to effect re-capitalizations that can deal with these issues in a fast and efficient manner is necessary. Also, if shareholder approval is not required of such actions, the time, cost and expense associated with a re-capitalization can be substantially eliminated.

Authority of the Board of Directors to Change our Company's Name.
-----------------------------------------------------------------

          We do not have any present name change in mind, but with the present limited business operations of our Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, in such event.

Opt Out of Control Share Acquisitions Provisions of the Delaware Corporation Laws Annotated.
---------------

          Our Board of Directors believed that this provision was necessary as we are primarily looking for acquisitions that would be beneficial to our Company and our stockholders, and based upon our current lack of assets, any such acquisition would no doubt involve a change in control.

                  PROPOSAL 2 - ELECTION OF BOARD OF DIRECTORS

          The names of our current directors and executive officers and the positions held by each are set forth below; our current directors are also the nominees for election to our Board of Directors who will be considered at the Annual Meeting:

                                   Date of         Date of
                     Positions     Election or     Termination
Name                 Held          Designation     or Resignation
----                  ----         -----------     ---------------
David C. Merrell     President and    11/97              *
                     Director

Corrie Merrell       Director,        11/97            10/04
                     Secretary/
                     Treasurer

Kristine M. Rogers,  Director,        10/04              *
Esq.                 Secretary/
                     Treasurer

          *  Still serving in position.

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have been duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

Business Experience.
--------------------

          David C. Merrell, Director and President. Mr. Merrell is 46 years of age. Since 1989, he has been the owner of DCM Finance, a Salt Lake City based finance company which makes and brokers real estate loans. Mr. Merrell received his Bachelor of Science degree in Economics from the University of Utah in 1981.

          Kristine M. Rogers, Esq., Director and Secretary/Treasurer. Ms. Rogers is 51 years of age. She received her B. S. degree with Honors from Utah State University in 1987 and her Juris Doctorate degree from the University of Utah College of Law in 1994. She was a trial attorney from 1994 to 1998 with the Salt Lake Legal Defender Association, and from 1999 to the present, she has been a sole practitioner in Salt Lake City, Utah.

Significant Employees.
----------------------

          None.

Family Relationships.
---------------------

          David C. Merrell and Corie Merrell were formerly husband and wife; Mr. Merrell and Ms. Rogers are brother and sister.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          Except as indicated below, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Transactions with Management and Others.
----------------------------------------

          There were no material transactions, or series of similar transactions, during our Company's last three calendar years, or any currently proposed transactions, or series of similar transactions, to which our Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Certain Business Relationships.
-------------------------------

          There were no material transactions, or series of similar transactions, during our Company's last three calendar years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Indebtedness of Management.
---------------------------

          There were no material transactions, or series of similar transactions, during our Company's last three calendar years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Parents of the Issuer.
----------------------

          The Company has no parents; however, Chiricahua Company, which is our largest stockholder and which is wholly-owned by our President, David C. Merrell, may be deemed to be our parent.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

          To our knowledge, during our past fiscal year and since then, all filings required to be made by members of management or others pursuant to
Section 16(a) of the Exchange Act have been duly filed with the Securities and Exchange Commission.

Audit Committee.
----------------

          The Company has no audit committee as the Company has no current operations.

Board Member Nominating Committee.
----------------------------------

          We do not have a standing nominating committee or a charter with respect to the process for nominations to our Board of Directors. Currently, members of our Company's Board submit nominees for election to the Board to the entire Board for its consideration.

          Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors. To date, we have not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in our Information Statement. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate's name, credentials, contact information, and the nominee's consent to be considered as a candidate to our President, David C. Merrell. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership of our Company (how many shares owned and for how long).

     In evaluating director nominees, the Board considers the following factors:

          the appropriate size of our Board of Directors;

          our needs with respect to the particular talents and experience of our directors;

          the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

          familiarity with our industry;

          experience with accounting rules and practices; and

          the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

          Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

          Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may believe are in the best interests of our Company and our stockholders. The Board does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules. We also believe that it is appropriate for certain key members of our management to participate as members of the Board.

          The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Compensation Committee.
-----------------------

          The Company has no compensation committee as the Company has no current operations.

Board of Directors Meetings.
----------------------------

          There was only one meeting of the Board of Directors during fiscal 2004; there were no meetings during fiscal 2003 or 2002.

Executive Compensation.
-----------------------

Cash Compensation.
------------------

     The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:


                   SUMMARY COMPENSATION TABLE
                                       Long Term Compensation
                 Annual Compensation     Awards          Payouts

(a)         (b)      (c)     (d)     (e)       (f)    (g)       (h)    (i)
                                                      Secur-
                                     Other            ities            All
Name and   Year or                   Annual   Rest-   Under-    LTIP   Other
Principal  Period   Salary  Bonus    Compen-  ricted  lying     Pay-   Comp-
Position   Ended     ($)    ($)      sat'n    Stock   Options   outs   ensat'n
------------------------------------------------------------------------------

David C.  10/31/03     0     0       0          0     0         0       0
Merrell   10/31/02     0     0       0          0     0         0       0
President 10/31/01     0     0       0          0     0         0       0
Director

Corrie     10/31/03    0     0       0          0     0         0       0
Merrell    10/31/02    0     0       0          0     0         0       0
Sec/Treas  10/31/01    0     0       0          0     0         0       0
Director


                    Options/SAR Grants in Last Fiscal Year
                    --------------------------------------

                               Individual Grants
                               -----------------


  (a)                (b)           (c)            (d)              (e)
                  Number of      % of Total
                  Securities     Options/SARs
                  Underlying     Granted to
                  Options/SARs   Employees in   Exercise or Base  Expiration
Name              Granted (#)    Fiscal Year    Price ($/Sh)      Date
----              -----------    -----------    ------------      ----

None              -0-            -0-            -0-               -0-


Compensation of Directors.
--------------------------

          There are no standard arrangements pursuant to which our Company's directors are compensated for any services provided as director. No additional amounts are payable to our Company's directors for committee participation or special assignments.

          There are no arrangements pursuant to which any of our Company's directors was compensated during our Company's last completed fiscal year or the previous two fiscal years for any service provided as director.
See the Summary Compensation Table of this Item.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements.
-------------

          There are no compensatory plans or arrangements, including payments to be received from our Company, with respect to any person named in the Summary Compensation Table set out above which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person's employment with our Company or its subsidiaries, or any change in control of our Company, or a change in the person's responsibilities following a change in control of our Company.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the adoption of our 2004 Articles or the election of our directors for the coming year.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the adoption of our 2004 Articles, the amendment to our Articles of Incorporation or the election of directors for the coming year that is not shared by all stockholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that are entitled to vote on our 2004 Articles or the election of our directors for the coming year consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock a the close of business on October 20, 2004, the record date for determining our stockholders who would have been entitled to notice of and to vote on these matters, was 1,027,326.

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

          The following table sets forth the share holdings of those persons who own more than five percent of our Company's common stock as of October 31, 2003, and 2002, and to the date hereof:


                                         Number and Percentage of
                                         Shares Beneficially Owned
                                         -------------------------

Name and Address                          10/31/02    10/31/03 and Currently
----------------                          --------    ----------------------

Chiricahua Company*                       820,000-79.8%   820,000-79.8%
9005 Cobble Lane
Sandy, Utah 84093

TOTALS                                    820,000-79.8%   820,000-79.8%

          * David C. Merrell is the sole owner of Chiricahua Company, and is deemed to be the beneficial owner of these shares. Mr. Merrell has indicated that he will vote for the adoption of the 2004 Articles and the election of the nominees named herein to our Board of Directors.


Security Ownership of Management.
---------------------------------

          The following table sets forth the share holdings of our Company's directors and executive officers as of October 31, 2003, and 2002, and to the date hereof:


                                          Number and Percentage of
                                          Shares Beneficially Owned
                                          -------------------------

Name and Address                          10/31/02    10/31/03 and currently
----------------                          --------    ----------------------

David C. Merrell*                         820,000-79.8%   820,000-79.8%
9005 Cobble Lane
Sandy, Utah 84093

Kristine M. Rogers,                             -0-             -0-
Esq.


TOTALS:                                   820,000-79.8%   820,000-79.8%

          * David C. Merrell is the sole owner of Chiricahua Company, and is deemed to be the beneficial owner of these shares. Mr. Merrell has indicated that he will vote for the adoption of the 2004 Articles and the election of the nominees named herein to our Board of Directors.


                VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.
---------------------------

     Delaware Law.
     -------------

          Section 242 of the Delaware Corporation Laws Annotated provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted and approved by the Board of Directors and then be subject to the approval of stockholders owning a majority of the outstanding voting securities of that corporation.

          David C. Merrell, the Majority Stockholder herein, has indicated that he will vote for the adoption of the 2004 Articles and the election of the nominees named herein to our Board of Directors. Mr. Merrell beneficially owns approximately 80% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt the 2004 Articles or to elect the nominees named herein to the Board of Directors and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof," herein.


                              BY ORDER OF THE BOARD OF DIRECTORS




October 20, 2004                   David C. Merrell, President

APPENDIX A

                    COMMERCIAL PROPERTY CORPORATION.
                        9005 COBBLE CANYON LANE
                           SANDY, Utah 84093

            NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS
                   TO BE HELD ON November 23, 2004

Dear Shareholder:

     An annual meeting of the common stock holders of Commercial Property Corporation, a Delaware corporation (the "Company"), will be held on November 23, 2004 at 9:00 a.m. local time, at 455 East 500 South, Suite 205, Salt Lake City, Utah 84111, for the following purposes:

     1.  To adopt the 2004 Articles;

     2.  To elect directors for the coming year; and

     3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof. Management knows of no other matters anticipated to be presented to the meeting.

     Only stockholders of record at the close of business on October 20, 2004, will be entitled to receive the accompanying Information Statement and notice of the annual meeting or any adjournment or postponement thereof.

     David C. Merrell, the undersigned officer and director of the Company, has indicated that he will vote for the adoption of the 2004 Articles and the election of the nominees named herein to our Board of Directors. Mr. Merrell beneficially owns approximately 80% of the Company's outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt the 2004 Articles or to elect the nominees named herein to the Board of Directors and none are being solicited hereunder.


BY ORDER OF THE BOARD OF DIRECTORS,

/s/ David C. Merrell

David C. Merrell
Sandy, Utah
October 20, 2004